Exhibit 99.1

NEWS RELEASE
Contact: Martina Bar Kochva	48 South Service Road
Melville, NY 11747
(631) 465-3600

PARK ELECTROCHEMICAL CORP. ANNOUNCES NEW

INDEPENDENT AUDITOR

Melville, New York, Wednesday, June 11, 2014.....Park Electrochemical Corp. (NYSE – PKE) announced that it has engaged CohnReznick LLP as the Company’s independent auditor for the current fiscal year ending March 1, 2015. CohnReznick’s engagement by the Company will commence with its review of the Company’s financial statements for the 2015 fiscal year first quarter ended June 1, 2014.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures high-technology digital and RF/microwave printed circuit materials principally for the telecommunications and internet infrastructure and high-end computing markets and advanced composite materials, parts and assemblies for the aerospace markets. Park’s core capabilities are in the areas of polymer chemistry formulation and coating technology. The Company’s manufacturing facilities are located in Singapore, France, Kansas, Arizona and California. The Company also maintains R & D facilities in Arizona, Kansas and Singapore.

Additional corporation information is available on the Company’s web site at www.parkelectro.com.

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